                                                                   EXHIBIT 10.45

                           STOCK ACQUISITION AGREEMENT

                                     BETWEEN

                                BIONUTRICS, INC.,
                              A NEVADA CORPORATION

                                       AND

                            ACH FOOD COMPANIES, INC.,
                             A DELAWARE CORPORATION

                             AS OF OCTOBER 30, 2000

                                TABLE OF CONTENTS


SECTION 1 -- AUTHORIZATION, ACQUISITION AND ISSUANCE OF SHARES; CONSIDERATION ...............      2

   1.1    Authorization of Shares ...........................................................      2
   1.2    Acquisition and Issuance of Shares ................................................      2
   1.3    Consideration .....................................................................      2

SECTION 2 -- CLOSING; PAYMENT; DELIVERY .....................................................      2

   2.1    Closing Date and Place of Closing .................................................      2
   2.2    Delivery ..........................................................................      2

SECTION 3 -- REPRESENTATIONS OF THE COMPANY .................................................      3

   3.1    Organization and Corporate Power; Compliance With Laws ............................      3
   3.2    Authorization .....................................................................      3
   3.3    Capitalization ....................................................................      3
   3.4    Effect of Transactions ............................................................      4
   3.5    Litigation ........................................................................      4
   3.6    Securities Laws ...................................................................      4
   3.7    Brokerage .........................................................................      4
   3.8    Enforceability ....................................................................      4

SECTION 4 -- REPRESENTATIONS AND WARRANTIES OF ACH ..........................................      4

   4.1    Experience ........................................................................      4
   4.2    Investment ........................................................................      4
   4.3    Authority .........................................................................      5
   4.4    Enforceability ....................................................................      5
   4.5    Effect of Transactions ............................................................      5

SECTION 5 -- CONDITIONS TO CLOSING OF ACH ...................................................      5

   5.1    Accuracy of Representations and Warranties ........................................      5
   5.2    Performance .......................................................................      5
   5.3    Opinion of Company Counsel ........................................................      5
   5.4    Legal Investment ..................................................................      5
   5.5    Proceedings and Documents .........................................................      5
   5.6    Approvals and Consents ............................................................      6
   5.7    Qualifications ....................................................................      6
   5.8    Other Matters .....................................................................      6

SECTION 6 -- CONDITIONS TO CLOSING OF THE COMPANY ...........................................      6

   6.1    Accuracy of Representations and Warranties ........................................      6
   6.2    Performance .......................................................................      6

SECTION 7 -- COVENANTS OF THE COMPANY .......................................................      6

   7.1    Basic Financial Information .......................................................      7
   7.2    Additional Information ............................................................      7
   7.3    Prompt Payment of Taxes, etc. .....................................................      8
   7.4    Maintenance of Properties and Leases ..............................................      8
   7.5    Insurance .........................................................................      8
   7.6    Accounts and Records ..............................................................      8

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
   7.7    Compliance With Requirements of Governmental Authorities ..........................      8
   7.8    Maintenance of Corporate Existence, etc. ..........................................      9
   7.9    Compliance by Subsidiaries ........................................................      9
   7.10      Valid Issuance .................................................................      9
   7.11      Government Regulations .........................................................      9
   7.12      Further Assurances .............................................................      9
   7.13      Securities Act Registration Statements .........................................      9
   7.14      Notices of Certain Events ......................................................     10
   7.15      Environmental Laws .............................................................     10
   7.16      Listing of Common Stock ........................................................     10
   7.17      ACH'S Director Nominee .........................................................     10

SECTION 8 -- RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT ..     11

   8.1    Restrictions on Transferability ...................................................     11
   8.2    Certain Definitions ...............................................................     11
   8.3    Restrictive Legend ................................................................     11
   8.4.   Notice of Proposed Transfers ......................................................     11
   8.5    Information by Holder .............................................................     12
   8.6    Rule 144 Reporting ................................................................     12
   8.7    Market Stand-Off Agreement ........................................................     12

SECTION 9 -- REGISTRATION UNDER SECURITIES ACT, ETC. ........................................     13

   9.1    Registration of Registrable Securities on Request .................................     13
   9.2    Incidental Registration ...........................................................     15
   9.3    Registration Procedures ...........................................................     16
   9.4    Underwritten Offerings ............................................................     19
   9.5    Preparation; Reasonable Investigation .............................................     20
   9.6    Indemnification ...................................................................     20
   9.7    Rule 144 ..........................................................................     22

SECTION 10 -- INDEMNIFICATION ...............................................................     23

   10.1      Obligation of the Company to Indemnify .........................................     23
   10.2      Obligation of ACH to Indemnify .................................................     23
   10.3      Notice and Opportunity to Defend ...............................................     23

SECTION 11 -- MISCELLANEOUS .................................................................     24

   11.1      Governing Law ..................................................................     24
   11.2      Survival .......................................................................     24
   11.3      Successors and Assigns .........................................................     24
   11.4      Entire Agreement; Amendment ....................................................     24
   11.5      Notices, etc. ..................................................................     24
   11.6      Delays or Omissions ............................................................     24
   11.7      Severability ...................................................................     25
   11.8      No Broker ......................................................................     25
   11.9      Titles and Subtitles ...........................................................     25
   11.10     Counterparts ...................................................................     25

Exhibit

A        Opinion of Counsel to Bionutrics, Inc. (referenced in Section 5.3)


Schedule

3.3      Prior rights and obligations of Company

                                     -iii-
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         This Stock Acquisition Agreement (this "Agreement") is dated as of
October 30, 2000, and is between Bionutrics, Inc. (the "Company"), a Nevada corporation, having a principal place of business at 2425 East Camelback Road, Suite 650, Phoenix, Arizona 85016, and ACH Food Companies, Inc. ("ACH"), a Delaware corporation, formerly known as AC HUMKO CORP., having a principal place of business at 7171 Goodlett Farms Parkway, Memphis, Tennessee 38101.

                                    RECITALS

         WHEREAS, the Company, ACH, InCon Technologies, Inc. ("InCon"), InCon International, Inc. and Nutrition Technology Corporation entered into that certain Master Formation Agreement dated as of June 25, 1999 (the "Master Agreement"); and

         WHEREAS, ACH and InCon entered into that certain Members Agreement for Incon Processing, L.L.C. dated as of June 25, 1999 (the "Members Agreement"); and

         WHEREAS, all of the obligations of InCon under the Master Agreement and the Members Agreement are guaranteed by Bionutrics under the terms and provisions of that certain Guaranty from Bionutrics dated June 25, 1999, in favor of ACH (the "Guaranty"); and

         WHEREAS, under the terms of Section 7.4 of the Master Agreement, InCon and Bionutrics are obligated to pay to ACH an amount not to exceed US$600,000 upon the occurrence of certain events; and

         WHEREAS, under the terms of Section 4.7 of the Members Agreement, InCon is obligated to pay to ACH an amount not to exceed US$600,000 upon the occurrence of certain events; and

         WHEREAS, Bionutrics and InCon have requested that (i) the Master Agreement be modified to delete any obligation on the part of Bionutrics and InCon under Section 7.4 of the Agreement, and (ii) the Members Agreement be modified to delete any obligation on the part of InCon under Section 4.7 of the Members Agreement (and Bionutrics as guarantor of InCon's obligations under Section 4.7); and

         WHEREAS, ACH is willing to release Bionutrics and InCon from their obligations under Section 7.4 of the Master Agreement and under Section 4.7 of the Members Agreement in consideration for Bionutrics issuance to ACH of 300,000 shares of common stock of Bionutrics in accordance with the terms and provisions of this Agreement; and

         WHEREAS, the Parties desire to set forth their agreements with respect to the foregoing recitals.

                                   AGREEMENTS

         Now therefore the Company and ACH agree as follows:

                                    Section 1

                  Authorization, Acquisition and Issuance of Shares;
         Consideration

         1.1 Authorization of Shares. The Company has authorized the issuance of three hundred thousand (300,000) shares (the "Shares") of its Common Stock (as defined in section 3.1).

         1.2 Acquisition and Issuance of Shares. At the Closing (as defined in
Section 2. 1), the Company shall, in reliance upon the representations, warranties and agreements contained herein, and subject to this Agreement, issue to ACH and ACH shall acquire from the Company the Shares.

         1.3 Consideration. The consideration for the Shares is the release of the Company and InCon from their obligations under Section 7.4 of the Master Agreement and under Section 4.7 of the Members Agreement, as evidenced by the execution by ACH of (i) that certain First Modification of Master Formation Agreement of even date herewith, by and among the Company, ACH, InCon, InCon International, Inc. and Nutrition Technology Corporation (the "Master Modification Agreement"), and (ii) that certain First Modification of Members Agreement of even date herewith, by and among the Company, ACH and InCon (the "Members Agreement Modification").

                                    Section 2

                           Closing; Payment; Delivery

         2.1 Closing Date and Place of Closing. The closing of the acquisition and issuance of the Shares hereunder (the "Closing") shall be held immediately following the execution and delivery of this Agreement (the "Closing Date"). The place of the Closing (including the place of delivery to ACH by the Company of the certificates evidencing the Shares) shall be at the offices of ACH, or such other place as ACH shall designate by notice to the Company.

          2.2 Delivery. At the Closing ACH, the Company and all of the other parties to the Master Modification Agreement and the Members Agreement Modification shall execute and deliver to each other the Master Modification Agreement and the Members Agreement Modification in the form agreed to by the parties.

                                    Section 3

                         Representations of the Company

         The Company makes the following representations and warranties to ACH:

         3.1 Organization and Corporate Power; Compliance With Laws. The Company is duly organized, validly existing and in good standing under the laws of Nevada. The Company has all required corporate power and authority to its own property, to carry on their business as currently conducted and to enter into and perform this Agreement and the other agreements to be executed by the Company in connection with this Agreement (collectively, the "Investment Documents"), and generally to carry out the transactions contemplated hereby.

         3.2 Authorization. The Investment Documents are valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity. The execution, delivery and performance of the Investment Documents have been duly authorized by all necessary corporate or other action of the Company. The issuance, sale and delivery of the Shares in accordance with this Agreement have been duly authorized and issued or reserved for issuance as the case may be by all necessary corporate action on the part of the Company. The Shares when issued, sold and delivered against payment therefor in accordance with this Agreement will be duly and validly issued, fully paid and non-assessable. No consent, approval or authorization of, or designation, declaration or filing with, any governmental. authority or any other person or entity is required of the Company in connection with the execution and delivery of the Investment Documents and the issuance and delivery of the Shares in accordance with this Agreement or the consummation of any other transaction contemplated hereby or by the other Investment Documents.

         3.3 Capitalization. The authorized capital stock of the Company consists of 45 million shares of common stock, $.001 par value ("Common Stock), of which 21,471,252 shares are issued and outstanding, and five million shares of Preferred Stock, none of which is issued and outstanding. All the issued and outstanding shares of Common Stock have been, and upon issuance at the Closing the Shares will be, duly authorized and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws. Except as otherwise set forth herein in Schedule 3.3(a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (b) there is no commitment or offer of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidence of indebtedness or assets of the Company, (c) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof and (d) there are no restrictions on the transfer of the Company's capital stock other than those arising from securities laws. Except for ACH and as set forth in Schedule 3.3, no person or entity is entitled to (e) any preemptive or similar right with respect to the issuance of any capital stock of the Company or (f) any rights

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
with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended.

         3.4 Effect of Transactions. The execution, delivery and performance by the Company or any subsidiaries of the Investment Documents does not and will not conflict with or result in any default or the acceleration of any obligations under any contract to which the Company or any of its subsidiaries is a party or to which the Company or any of its subsidiaries or its properties or business is bound, or any charter provision, by-law or corporate restriction of the Company or any of its subsidiaries or the creation of any lien or encumbrance of any nature upon any of the properties or assets of the Company or any of its subsidiaries, except as contemplated by the Investment Documents, or violate any agreement, judgment, decree, order, law, statute, rule or regulation of any federal, state or local government or agency applicable to the Company or any of its subsidiaries.

         3.5 Litigation. There is no litigation or governmental proceeding or investigation pending or threatened against the Company that may challenge the validity or performance by the Company of the Investment Documents.

         3.6 Securities Laws. The offer, issuance and sale of the Shares in accordance with this Agreement will be in compliance with applicable federal and state securities laws.

         3.7 Brokerage. There are no claims for and no person is entitled to any brokerage commission, finder's fee or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any subsidiary or by which it is bound.

         3.8 Enforceability. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity.

                                    Section 4

                      Representations and Warranties of ACH

         ACH represents and warrants to the Company as follows:

         4.1 Experience. ACH has such knowledge and experience that it is capable of evaluating the risks and merits of an investment in the Company.

         4.2 Investment. ACH is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The parties stipulate that the Shares have not been registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

         4.3 Authority. ACH has full power and authority to execute, deliver and perform this Agreement in accordance with its terms. ACH has been duly organized as a corporation under the laws of Delaware and is legally existing and in good standing in such jurisdiction.

         4.4 Enforceability. This Agreement has been duly and validly executed and delivered by ACH and constitutes the valid and binding obligation of ACH enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity.

         4.5 Effect of Transactions. The execution, delivery and performance by ACH of the Investment Documents does not and will not conflict with or result in any default or the acceleration of any obligations under any material contract, obligation or commitment of ACH or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of ACH, or violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to ACH.

                                    Section 5

                          Conditions to Closing of ACH

         The obligation of ACH to acquire the Shares at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

         5.1 Accuracy of Representations and Warranties. The representations and warranties made by the Company in Section 3 shall be correct when made, and shall be correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with.

         5.3 Opinion of Company Counsel. ACH shall have received from counsel to the Company an opinion addressed to it, dated the Closing Date, in substantially the form attached as Exhibit A.

         5.4 Legal Investment. At the time of the Closing, the acquisition of the Shares by ACH shall be legally permitted by the laws and regulations to which it and the Company are subject.

         5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to ACH and its counsel.

         5.6 Approvals and Consents. The Company shall have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all federal, state and local governmental authorities, by any third parties pursuant to the terms of any agreement to which the Company is a party or by the National Association of Securities Dealers, Inc. or any other body or agency with jurisdiction, by contract or otherwise, over the Company, necessary for the issuance of the Shares by the Company and the consummation of the transactions contemplated hereby, and all thereof shall be in full force and effect at the time of the Closing. The Company shall have delivered to ACH an officer's certificate, dated the Closing Date, to such effect.

         5.7 Qualifications. All authorizations, approvals, or permits of any governmental authority or regulatory body required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

         5.8 Other Matters. All corporate and other proceedings in connection with the transactions contemplated at the Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to ACH, and ACH shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request. All consents and approvals required to be obtained by the Company in order to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

                                    Section 6

                      Conditions to Closing of the Company

         The Company's obligation to issue the Shares to be acquired at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

         6.1 Accuracy of Representations and Warranties. The representations and warranties made by ACH pursuant to section 4 shall be correct when made and on the Closing Date.

         6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by ACH on or prior to the Closing Date shall have been performed or complied with in all respects.

                                    Section 7

                            Covenants of the Company

         The Company covenants and agrees, so long as (except as otherwise stated) ACH owns the Shares, as follows:

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
         7.1 Basic Financial Information. The Company shall furnish the following reports to ACH:

         (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal year, and consolidated statements of income and sources and applications of funds of the Company and its subsidiaries for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company.

         (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries as of the end of each such quarterly period, and consolidated statements of income and sources and applications of funds of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

         (c) Such other financial information as ACH may request including certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this Section 7.

         7.2 Additional Information. The Company shall permit any authorized representatives of ACH to visit and inspect any of the properties of the Company and its subsidiaries, including its books of account, and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request. The Company shall deliver to each such authorized representative of ACH the following reports:

         (a) For the first nine months after the Closing Date, as soon as practicable after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries as at the end of such month, and consolidated statements of income and of sources and applications of funds of the Company and its subsidiaries, for each month prepared (except for footnotes) in accordance with generally accepted accounting principles consistently applied, together with a comparison of such statements to the Company's operating plan then in effect and approved by its Board of Directors, and certified, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company.

         (b) For the first nine months after the Closing Date, as soon as available (but in any event within 60 days after the commencement of its fiscal year) a summary of the financial plan of the Company, as contained in its operating plan approved by the Company's board of directors. Any material changes in such financial plan shall be submitted as promptly as practicable after such changes have been approved by the board of directors.

         (c) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries as any such person may form time to time reasonably request under disclosure and use conditions reasonably imposed by the Company.

         7.3 Prompt Payment of Taxes, etc. The Company shall promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary provided that any such tax, assessment, charge or levy need not be paid if the validity thereof is contested in good faith by appropriate proceedings and if the Company sets aside on its books adequate reserves with respect thereto and provided further that the Company shall pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The Company shall promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to operations of the Company and its subsidiaries.

         7.4 Maintenance of Properties and Leases. The Company shall keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto. The Company and its subsidiaries shall at all times comply with leases to which any of them is a party or under which any of them occupies property if the breach thereof might have a material adverse effect on the condition, financial or otherwise, or operations of the Company or such subsidiary.

         7.5 Insurance. The Company shall keep its assets and those of its subsidiaries that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion in amounts sufficient to prevent the Company or any subsidiary from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured, and the Company shall maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

         7.6 Accounts and Records. The Company shall keep true records and books of account in which full, true and correct entries are made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

         7.7 Compliance with Requirements of Governmental Authorities. The Company and each of its subsidiaries shall meet all valid requirements of governmental authorities relating to the conduct of their businesses or to their property or assets.

         7.8 Maintenance of Corporate Existence, etc. The Company and each of its subsidiaries shall maintain in full force and effect its corporate existence, rights and franchises and all licenses other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its business.

         7.9 Compliance by Subsidiaries. The Company shall cause any subsidiary that it may organize in the future to comply with this Section 7.

         7.10 Valid Issuance. The Company covenants that the Shares will, upon issuance and upon full payment therefor in accordance with the terms hereof, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         7.11 Government Regulations. The Company covenants that it will comply, and will cause each of its subsidiaries to comply, with all applicable governmental restrictions and regulations, the failure to comply with which would have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole, and obtain and maintain in good standing all licenses, permits and approvals from any and all governments, governmental commissions, boards or agencies of jurisdictions in which it or any of its subsidiaries carries on business required in respect of the operations of the Company or any of its subsidiaries, the failure to comply with which would have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole.

         7.12 Further Assurances. The Company covenants that it shall cooperate with ACH and execute such further instruments and documents as ACH shall request to carry out to the reasonably satisfaction of ACH the transactions contemplated by this Agreement.

         7.13 Securities Act Registration Statements. The Company covenants that ACH shall have the right, at any time when it may be deemed to be a controlling person of the Company, to participate in the preparation of any underwritten registration statement of the Company (regardless of whether or not ACH will be a selling security holder in connection with such registration statement) and to request the insertion therein of material furnished to the Company in writing that in ACH's judgment should be included. In connection with such registration statement the Company will indemnify ACH, its members, officers and directors and each person, if any, who controls ACH within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any amendment thereof or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission written information furnished to the Company by ACH expressly for use in such registration statement. If, in connection with any such registration statement, ACH shall furnish written information to the Company expressly for use in the registration statement, ACH will indemnify the Company, its directors, each of its officers who signs such registration statement and each person, if any, who controls the Company within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any preliminary prospectus or any amendment thereto or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission attributable to information so furnished in writing by ACH for use therein.

         7.14 Notices of Certain Events. The Company shall promptly give notice to ACH (i) of any default or event of default that has not been cured within any applicable grace period under any indebtedness of the Company or any of its subsidiaries, and contractual obligation of the Company or any of its subsidiaries or (ii) of any pending or threatened litigation, investigation or proceeding to which the Company or any of its subsidiaries is or is threatened to be a party and of which the Company has been given notice; provided that any such default litigation, investigation or proceeding would have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole. Any notice delivered pursuant to this Section
7.14 shall be accompanied by an officer's certificate specifying the details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

         7.15 Environmental Laws. The Company and its subsidiaries shall comply with all applicable Environmental laws the failure to comply with which would have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole. If the Company or any subsidiary shall receive written notice that there exists a violation of Environmental law with respect to its operations or any real property owned, formerly owned, used, or leased thereby, which violation could have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole, the Company shall immediately notify in writing ACH. Furthermore, if the Company or any subsidiary shall receive written notice that there exists a violation of Environmental law with respect to its operations or any real property owned, formerly owned, used or leased thereby, which violation could have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole, the Company shall within the time period permitted by the applicable governmental authority (unless otherwise contested by the Company in good faith) remove or remedy such violation in accordance with all applicable Environmental Laws unless the board of directors of the Company determines that it would be in the best interest of the Company to delay the remedy of such violation.

         7.16 Listing of Common Stock. The Company warrants and agrees for the benefit of ACH that the Shares shall be approved for listing, subject to official notice of issuance, on the NASDAQ (Small Cap) as of the Closing Date.

         7.17 ACH's Director Nominee. The Company and the Key Management Employee/Director listed on the signature page hereto, so long as he remains in such position, shall nominate and vote for ACH's designee to the board of directors of the Company so long as ACH shall own the Shares or shares of Common Stock underlying any warrants held by it.

                                    Section 8

                       Restrictions on Transferability of
                   Securities; Compliance With Securities Act

         8.1 Restrictions on Transferability. The Shares shall not be transferable, except upon the conditions specified in this Section 8, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"). ACH shall cause any proposed transferee of Shares to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Section 8.

         8.2 Certain Definitions. As used in this Section 8, "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 8.3.

         8.3 Restrictive Legend. Each certificate representing the Shares shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Upon request of ACH, the Company shall remove the foregoing legend from the certificate or issue thereto a new certificate therefor free of any transfer legend provided that the Company receives either the opinion referred to in
Section 8.4(a) or the "no-action" letter referred to in Section 8.4(b) to the effect that any transfer by ACH of the securities evidenced by such certificate will not violate the Securities Act or applicable state securities laws.

         8.4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply with this Section 8.4. Prior to any proposed transfer of any Restricted Securities the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (a) a written opinion of legal counsel reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (b) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 8.3, except that such certificate shall not bear such restrictive legend if the opinion of counsel or "no-action" letter referred to above is to the further effect that such legend is not required in order to establish compliance with the Securities Act.

         8.5 Information by Holder. Each holder of Restricted Securities shall furnish to the Company such information regarding the transfer or distribution proposed by such holder as the Company may reasonably request in writing.

         8.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company shall (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and (c) so long as ACH owns any Shares, furnish to ACH upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and Exchange Act and a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as it may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

         8.7 Market Stand-off Agreement. ACH shall agree, if requested by the Company and the managing underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it during the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that (a) such agreement shall apply only to the first such registration statement of the Company including securities to be sold on its behalf to the public in an underwritten offering and (b) the officers and directors of the Company shall enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Shares (or securities) subject to the foregoing restriction until the end of such 90-day period.

                                    Section 9

                     Registration under Securities Act, etc.

         9.1 Registration of Registrable Securities on Request.

         (a) Request. At any time commencing 18 months from the date hereof, ACH (and any transferee of ACH's Registrable Securities (as defined below)) shall have the right to request in writing specifying that such request is made pursuant to this Section 9.1, that the Company effect an underwritten registration under the Securities Act on form S-3 or such other form of registration statement that the Company is otherwise eligible to use for such purpose of all or part of such holders' Registrable Securities. The Company shall be obligated to effect only two (2) registrations pursuant to this Section
9.1 with respect to all holders of Registrable Securities and only until the earlier of the date that all Registrable Securities have been sold or the date that all Registrable Securities are freely transferable without restriction under the Securities Act. The Company will promptly give written notice of such requested registration to all other holders of Registrable Securities, which holders shall be entitled to include their Registrable Securities in such registration subject to Section 9.1(b). Thereupon the Company will use its best efforts to effect the registrations under the Securities Act of:

                  (i) the Registrable Securities which the Company has been so requested to register by such holders making the demand pursuant to this Section 9. 1, and

                  (ii) subject to Section 9.1(b), all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities) all to the extent requisite to permit the disposition of the Registrable Securities so to be registered.

         The Company will not grant to any person at any time on or after the date hereof the right (a "Piggyback Right") to request the Company to register any securities of the Company under the Securities Act by reason of the exercise by any holder of its rights under this Section 9.1 unless such Piggyback Right provides that such securities shall not be registered and sold at the same time if the managing underwriter for the respective holders believes that sale of such securities would adversely affect the amount of, or price at which, the respective Registrable Securities being registered under this Section 9.1 can be sold. For purposes of this agreement, "Registrable Securities" shall mean the Shares and all other shares of Common Stock issuable upon exercise of the warrants under that certain warrant agreement entered into between the Company and ACH dated as of October 30, 2000.

         (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 9. 1, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised each holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not in the underwriter's reasonable judgment adversely affect such offering or (ii) the holders of a majority of Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

         (c) Registration Statement Form. Registrations under this Section 9.1 shall be on such appropriate registration form or prospectus of the Commission
(i) as shall be selected by the Company and as shall be reasonably acceptable to the holders of more than 50% (by number of shares then outstanding) of the Registrable Securities so to be registered and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

         (d) Expenses. The Company will pay all Registration Expenses in connection with the registration requests made pursuant to this Section 9.1, provided, however, that the Company shall not be required to pay expenses of any registration proceeding begun pursuant to Section 9.1 if the registration is subsequently withdrawn (other than by reason of the Company's failure to perform its obligations hereunder or a material adverse change in the Company's financial position or business), unless the holder agrees to forfeit his right to a demand registration under Section 9.1. If such registration is withdrawn (other than by reason of the Company's failure to perform its obligations hereunder or a material adverse change in the Company's financial position or business), the holder shall have the option to pay the expenses of such registration and preserve all of his rights to demand registrations under
Section 9.1.

         No holder shall have the right to cause the Company to employ any expert or professional to act on behalf of the Company other than any expert or professional, such as an independent accountant, whose report or consent is required to be included in a registration statement for the Registrable Securities.

         (e) Effective Registration Statement. A registration requested pursuant to this Section 9.1 shall not be deemed to have been effected and shall not count as a requested registration pursuant to Section 9.1(a) hereof (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not the fault of a holder of Registrable Securities and the Registrable Securities covered hereby have not been sold, or
(iii) if the conditions to closing specified in the selling agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived by the parties thereto other than a holder of Registrable Securities.

         (f) Underwriters. Any registration effected pursuant to this Section
9.1 shall, at the election of the holders of at least 50% by number of shares then outstanding of the Registrable Securities, be so registered by an underwritten public offering on a firm commitment basis or a best efforts basis. The managing underwriter or underwriters thereof shall be selected by the Company, and such underwriter, as well as the price, terms and provisions of the offering, shall be subject to the approval of the holders of more than 50% (by number of shares then outstanding) of the Registrable Securities to be so registered.

         (g) Apportionment in Registrations Requested. If, in connection with a registration requested pursuant to this Section 9. 1, the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the holders of more than 50% (by number of shares then outstanding) of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration pro rata among the holders thereof requesting such registration on the basis of the percentage of the Registrable Securities of the Company held by the holders of Registrable Securities which have requested that such Registrable Securities be included. In connection with any registration as to which the provisions of this clause (g) apply, no securities other than Registrable Securities shall be covered by such registration and if the pro ration as aforesaid results in the exclusion of in excess of 20% of the Registrable Securities originally sought to be registered, the request shall not be counted for purposes of determining the number of registrations pursuant to Section 9.1 hereof.

         9.2 Incidental Registration.

         (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its Common Stock under the Securities Act (other than by a registration on Form S-4, Form S-8 or any successor or similar form), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so.

         Upon the written request of any such holder made within 30 days after the date of any such notice given in accordance with Section 11.5 hereof, the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 9.2, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 9.2 shall relieve the Company of its obligation to effect any registration upon request under Section 9.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 9.2. No holder shall have the right to cause the Company to employ any expert or professional to act on behalf of the Company other than any expert or professional, such as an independent engineer or accountant, whose report or consent is required to be included in a registration statement for the Registrable Securities.

         (b) Apportionment in Incidental Registrations. If (i) a registration pursuant to this Section 9.2 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized national or regional standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering or that the inclusion would adversely affect the marketing of the securities to be sold by the Company therein, then the Company may include all securities proposed by the Company to be sold for its own account and may decrease the number of Registrable Securities and other securities of the Company so proposed to be sold and so requested to be included in such registration (pro rata on the basis of the percentage of the securities of the Company sought to be registered by the holders of such Registrable Securities and such other securities) to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter. Notwithstanding the foregoing, if the registration referred to herein involves an underwritten offering of securities being registered for sale by holders of securities other than registrable Securities, the Company will include in such registration the securities proposed by such holders to be sold and may decrease the number of Registrable Securities and such other securities exercising incidental registration rights proposed to be sold in such registration (pro rata on the basis of the percentage of the securities sought to be registered held by such holders of Registrable Securities and such other securities exercising incidental registration rights) to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter. In such case, no securities shall be offered for sale by the Company.

         (c) Registrable Securities. The Registrable Securities proposed to be registered under any registration statement under Section 9.2 hereof will be offered for sale at the same public offering price as the shares of Common Stock offered for sale by the Company or any other selling shareholder covered thereby.

         9.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 9.1 and 9.2, the Company will as expeditiously as possible:

                  (i) prepare and (as soon thereafter as possible or in any event no later than 90 days after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective, provided that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 9.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto; and provided, further, that the Company may defer its obligations under Section 9.1 for a period of no more than ninety (90) days if the Company's Board of Directors adopts a resolution that filing such a registration statement would require a public disclosure by the Company which disclosure would have material adverse consequences for the Company, such as a disclosure regarding a pending material acquisition by the Company; provided further, that once such information has been publicly disclosed, then the Company shall promptly proceed to fulfill its obligations under
         Section 9.1;

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                  (iii) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                  (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction or subject itself to be required to pay any franchise or income taxes in any such jurisdiction;

                  (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller, except as provided in (y) below (and the underwriters, if any), of:

                           (x) an opinion of counsel for the Company, dated the
                  effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller or, if such registration includes an underwritten public offering, to such underwriter, and

                           (y) a "comfort" letter, dated the effective date of
                  such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, addressed to each seller, to the extent the same can be reasonably obtained, and addressed to the underwriters, if any, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as such seller or such holder (or the underwriters, if any) may reasonably request;

                  (vii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or holder promptly prepare to furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first fiscal quarter beginning after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and, in the case of a registration requested pursuant to Section 9.1 hereof, will furnish to each such seller at least two business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                  (x) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities is then listed.

The Company may require each proposed seller of Registrable Securities as to which any registration is being effected to promptly furnish the Company, as a condition precedent to including such holder's Registrable Securities in any registration, such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

         Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this
Section 9.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this
Section 9.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         9.4 Underwritten Offerings.

         (a) Requested Underwritten Offerings. If requested by the underwriters for any offering by holders of Registrable Securities pursuant to a registration requested under Section 9.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, to holders of more than 50% of the Registrable Securities included in such registration and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 9.6. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable requests of the Company regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of the Company. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of

Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Other than as required under Section 9.3 hereof, any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, and such holder's intended method of distribution, any other information supplied by such holder to the Company for use of the Registration Statement and any other representation required by law.

         (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 9.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 9.2 and subject to the provisions of Sections 9.2(a), 9.2(b) and 9.3, arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Other than as required under Section 9.3 hereof, any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties, or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution, any other information supplied by such holder to the Company for use in the Registration Statement and any other representation required by law.

         9.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and firm of accountants (such holders' counsel and firm of accountants to be appointed by the holders of a majority of such Registrable Securities), the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         9.6 Indemnification.

         (a) Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act pursuant to this Agreement, the

Company will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and such other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or underwriter or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, or in any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

         (b) Indemnification by ACH. ACH will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 9.6) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such ACH for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such ACH.

         (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 9.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 9.6, except to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 9.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

         (e) Indemnification Payments. The indemnification required by this
Section 9.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         9.7 Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will file the reports required to be filed by it, and in the manner required to be filed by it, under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the Commission ("Rule 144"). Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                                   Section 10

                                 Indemnification

         10.1 Obligation of the Company to Indemnify. Subject to Section 11.2, the Company shall indemnify, defend and hold harmless ACH (and its respective partners, directors, officers, employees, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, diminution in value, costs or expenses (including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees) (collectively, "Losses") based upon, arising out of or relating to any inaccuracy or in any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or any exhibit, schedule certificate or any of the other Transaction Documents delivered by the Company at the Closing.

         10.2 Obligation of ACH to Indemnify. Subject to Section 11.2, ACH shall indemnify, defend and hold harmless the Company from and against any Losses based upon, arising out of or relating to any breach of any representation, warranty, covenant or agreement of ACH contained in this agreement or in any exhibit, schedule or certificate delivered by ACH at the Closing.

         10.3 Notice and Opportunity to Defend.

         (a) Within 30 days after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstance that, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation or within 30 days of an Indemnitee learning that a representation or warranty is materially inaccurate, in each case that may result in a Loss (an "Asserted Liability"), the Indemnitee shall give notice thereof (the "Claims Notice") to the party required to provide indemnification pursuant to Section 10. 1 or 10.2 hereof (the "Indemnitee'). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee.

         (b) Opportunity to Defend. The Indemnitor may elect to compromise or defend, and control the defense of, at its own expense and by counsel reasonably satisfactory to the Indemnitee, any Asserted Liability provided that the Indemnitee shall have no liability under any compromise or settlement agreed to by the Indemnitor that it has not approved in writing. If the Indemnitor elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate upon the request and at the expense of the Indemnitor in the compromise of, or defense against, such Asserted Liability. If the Indemnitor elects not to compromise or defend against the Asserted Liability, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may pay, compromise or defend such Asserted Liability and receive full indemnification for its Losses as provided in Sections 10.1 and 10.2. In any event, the Indemnitee and the Indemnitor may participate, at their own expense, in the defense of such Asserted Liability by the Indemnitor or the Indemnitee, respectively. If the Indemnitor chooses to defend any claim, the Indemnitee shall make available to the Indemnitor any books, records or other documents within its control that are reasonably requested for such defense and shall otherwise cooperate with the Indemnitor, in which event the Indemnitee shall be reimbursed for its out-of-pocket expense.

                                   Section 11

                                  Miscellaneous

         11.1 Governing Law. This Agreement shall be governed in all respects by the law of the State of New York without regard to its choice of law rules.

         11.2 Survival. The representations, warranties, covenants and agreements made herein subject to indemnification pursuant to Section 10 shall survive (a) any investigation made by ACH and (b) the earlier of two years after Closing and the applicable statute of limitations.

         11.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto provided the Company may not assign its rights hereunder.

         11.4 Entire Agreement; Amendment. This Agreement (including the schedule and exhibit hereto) and the other documents delivered pursuant hereto at the Closing constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, except by a written agreement signed by the Company and ACH.

         11.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger, addressed if to ACH or the Company at its address set forth in the preamble of this agreement, or at such other address as ACH or the Company furnishes to the other party in writing.

         11.6 Delays or Omissions. No delay in exercising or omission to exercise any right, power or remedy accruing to ACH or the Company upon any breach or default of the Company or ACH under this Agreement shall impair any such party's right, power or remedy nor construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver by either party of any provisions of this agreement shall to be effective be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this agreement or by law or otherwise, shall be cumulative and not alternative.

         11.7 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected thereby.

         11.8 No Broker. Each party represents and warrants to the other that it has retained no finder or broker or other like person in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold ACH harmless, and ACH shall indemnify and hold the Company harmless, from any liability for any commission or compensation in the nature of an agent's fee to any broker, finder or other person (and the costs and expenses of defending against such liability or asserted liability) arising from any act by the Company or ACH as the case may be or any of its employees or representatives.

         11.9 Titles and Subtitles. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



                            [SIGNATURE PAGE ATTACHED]

         In witness whereof the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

Key Management                              BIONUTRICS, INC.
Employee/Director

                                            By:      /s/ Ronald H. Lane
                                                     ---------------------------
/s/ Ronald H. Lane                                   Ronald H. Lane,
--------------------------------
Ronald H. Lane                                       Chief Executive Officer
(as to Section 7.17 only)

                                            ACH FOOD COMPANIES, INC.


                                            By:      /s/ Wayne Briesemeister
                                                     ---------------------------
                                                     Wayne Briesemeister,
                                                     Vice President